Exhibit 99.1

Fifth Street Asset Management Inc. Announces Fourth Quarter and Full Year 2016 Results

GREENWICH, CT, March 21, 2017 -- Fifth Street Asset Management Inc. (NASDAQ: FSAM) ("FSAM" or "we") today announced its financial results for the fourth quarter and year ended December 31, 2016.

Fourth Quarter and Full Year 2016 Highlights

•	GAAP net loss attributable to FSAM for the quarter and year ended December 31, 2016 of $0.9 million, or $0.14 per share, and $1.5 million, or $0.25 per share, respectively;

•	Adjusted Net Income after tax for the quarter and year ended December 31, 2016 of $7.1 million, or $0.14 per share, and $33.1 million, or $0.66 per share, respectively;

•	Fee-earning Assets Under Management ("AUM") of $3.7 billion as of December 31, 2016;

•	Total revenues for the quarter and year ended December 31, 2016 of $17.9 million and $82.5 million, respectively; and

•	Management fees represented 88.1% of total revenues for the quarter ended December 31, 2016 and 89.4% of total revenues for the year ended December 31, 2016.

“During the December quarter, FSAM’s results were impacted by volatility in the net asset values of our two business development companies, FSC and FSFR.  As we previously stated, we are focused on increasing the return on equity at both BDCs to levels above the median for the industry.  We have taken actions at both entities which we hope will stabilize net asset values and drive long-term value for shareholders of FSAM, as well as FSC and FSFR.  We look forward to providing further updates on how we are improving the fundamentals of our business,” stated Leonard M. Tannenbaum, Chief Executive Officer of FSAM.

Results of Operations

Total revenues for the quarter ended December 31, 2016 were $17.9 million, representing a $5.0 million, or 21.9%, decrease from $22.9 million for the quarter ended December 31, 2015. Management fees (which include base management fees and Part I fees) for the quarter ended December 31, 2016 were $15.8 million, representing 88.1% of total revenues. The decrease in revenues was primarily due to a reduction in the contractual base management fee rate charged to Fifth Street Finance Corp. ("FSC") from 2.00% to 1.75% effective January 1, 2016, as well as lower levels of fee-earning assets at our managed funds.

Total expenses for the quarter ended December 31, 2016 were $21.0 million, and include amounts reimbursed by our funds of $2.1 million and IPO-related compensation charges of $6.0 million. After adjusting for these items, net expenses were $12.9 million for the quarter ended December 31, 2016, which included litigation and other non-recurring legal costs of $1.4 million and severance and other one-time compensation costs of $4.3 million. Total expenses for the quarter ended December 31, 2015 were $15.6 million, and include amounts reimbursed by our funds of $3.4 million, IPO-related compensation charges of $1.7 million and operating expenses attributable to MMKT of $0.3 million. After adjusting for these items, net expenses were $10.3 million for the quarter ended December 31, 2015, which included litigation and other non-recurring legal costs of $2.7 million.

Net expenses for the quarter ended December 31, 2016 were $12.9 million, representing an increase of $2.6 million from $10.3 million for the quarter ended December 31, 2015. This increase was due primarily to severance and one-time compensation costs, partially offset by a lower level of litigation-related costs, in the current period. Excluding these litigation and compensation costs, net expenses decreased by $0.4 million as compared to the quarter ended December 31, 2015, primarily driven by lower employee-related expenses in the current period.

GAAP net loss attributable to FSAM for the quarters ended December 31, 2016 and December 31, 2015 was $(0.9) million, or $(0.14) per share, and $(1.2) million, or $(0.20) per share, respectively. Adjusted Net Income after tax was $7.1 million, or $0.14 per share, for the quarter ended December 31, 2016, which represented a $2.2 million, or 23.4%, decrease as compared to Adjusted Net Income after tax of $9.2 million, or $0.18 per share, for the quarter ended December 31, 2015. The decrease in Adjusted Net Income after tax was primarily due to the revenue and net expense variances described above.

Dividend Declaration

On March 20, 2017, our Board of Directors declared a quarterly dividend of $0.125 per share of our Class A common stock. The declared dividend is payable on April 14, 2017 to stockholders of record at the close of business on March 31, 2017.

Key Performance Metrics

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
	(dollars in thousands, except per share amounts)
Total revenues	$17,891	$22,920	$82,547	$97,766
Net income (loss) attributable to FSAM	$(909)	$(1,177)	$(1,531)	$2,377
Net income (loss) per share attributable to FSAM	$(0.14)	$(0.20)	$(0.25)	$0.40
Adjusted Net Income after tax (1)	$7,054	$9,206	$33,103	$36,261
Adjusted Net Income after tax per share	$0.14	$0.18	$0.66	$0.73

Management Fees as % of total revenues	88.1%	84.6%	89.4%	90.5%

AUM at end of period(2)	$4,713,495	$5,295,612	$4,713,495	$5,295,612
Fee-earning AUM at end of period(3)	$3,673,389	$4,351,768	$3,673,389	$4,351,768

__________________

(1)	Adjusted Net Income after tax is calculated as Adjusted Net Income as adjusted for an assumed tax provision and for tax benefits related to basis adjustments due to our IPO, assuming conversion of all Fifth Street Holdings limited partnership interests into FSAM Class A common stock. Adjusted Net Income is a non-GAAP measure that represents income before income tax benefit (provision) as adjusted for (i) certain compensation-related charges, (ii) unrealized gains (losses) on beneficial interests in CLOs, MMKT Notes and derivative liabilities, (iii) certain litigation costs and related recoveries (iv) the excess of cash dividends received from our investments in FSC and FSFR over the related income recognized under the equity method of accounting and (v) other non-recurring items. Please refer to Exhibit A for a reconciliation of net income (loss) and income (loss) before provision for income taxes to Adjusted Net Income and Adjusted Net Income after tax.

(2)	AUM refers to assets under management of our funds and material control investments of these funds and represents the sum of the net asset value of such funds and investments, the drawn debt and unfunded debt and equity commitments at the fund or investment level (including amounts subject to restrictions) and uncalled committed debt and equity capital (including commitments to funds that have yet to commence their investment periods).

(3)	Fee-earning AUM refers to the AUM on which we directly or indirectly earn management fees and represents the sum of the net asset value of our funds and their material control investments and the drawn debt and unfunded debt and equity commitments at the fund or investment level (including amounts subject to restrictions).

Recent Developments

On December 1, 2016, our Board of Directors appointed Patrick J. Dalton as Co-President, effective January 2, 2017, succeeding Todd Owens. In addition, Mr. Dalton was appointed as Chief Executive Officer and a member of the Boards of Directors of FSC and FSFR.

In March 2017, we received additional insurance recoveries related to previously incurred professional fees and we estimate that $4 million to $5 million will be recognized as other income during the three months ended March 31, 2017.

On March 20, 2017, we entered into an amended and restated investment advisory agreement with FSC that (i) decreases the quarterly hurdle rate to 1.75% on Part I incentive fee on income and (ii) implements a total return requirement, which may decrease the incentive fee payable by 25% per quarter to the extent that FSC’s cumulative net increase in net assets resulting from operations over a lookback period is less than 20%. The amended investment advisory agreement is effective as of January 1, 2017.

Non-GAAP Financial Measures and Operating Metrics

Certain of the terms used in this press release, including AUM, fee-earning AUM, Adjusted Net Income and Adjusted Net Income after tax, may not be comparable to similarly titled measures used by other companies. In addition, our definitions of AUM and fee-earning AUM are not based on any definition of AUM or fee-earning AUM that is set forth in the agreements governing the investment funds that we manage and may differ from definitions of AUM set forth in other agreements to which we are a party from time to time. Further, Adjusted Net Income and Adjusted Net Income after tax are not performance measures calculated in accordance with GAAP. Adjusted Net Income has been included in this press release to adjust for certain one-time, non-recurring or non-operating items. Adjusted Net Income after tax has been included in this press release to reflect certain tax adjustments in connection with our IPO and excludes the financial results of MMKT. We use Adjusted Net Income and Adjusted Net Income after tax as measures of our operating performance, not as measures of liquidity. We believe that Adjusted Net Income and Adjusted Net Income after tax provide investors with a meaningful indication of our core operating performance and Adjusted Net Income and Adjusted Net Income after tax are evaluated regularly by our management as decision tools for deployment of resources. We believe that reporting Adjusted Net Income and Adjusted Net Income after tax is helpful in understanding our business and that investors should review the same supplemental non-GAAP financial measures that our management uses to analyze our performance. Adjusted Net Income and Adjusted Net Income after tax have limitations as analytical tools and should not be considered in isolation or as a substitute for analyzing our results prepared in accordance with GAAP. The use of Adjusted Net Income or Adjusted Net Income after tax without consideration of related GAAP measures is not adequate due to the adjustments described herein. Income (loss) before provision for income taxes is the GAAP financial measure most comparable to Adjusted Net Income and net income (loss) is the GAAP financial measure most comparable to Adjusted Net Income after tax. Please refer to Exhibit A for a reconciliation of net income and income before income tax benefit (provision) to Adjusted Net Income and Adjusted Net Income after tax.

Conference Call Information

We will host a conference call at 10:00 a.m. (Eastern Time) on Tuesday, March 21, 2017 to discuss our fourth quarter and year end 2016 financial results. All interested parties are welcome to participate. Domestic callers can access the conference call by dialing (855) 791-2033. International callers can access the conference call by dialing +1 (631) 485-4910. All callers will need to enter the Conference ID Number 81937683 and reference "Fifth Street Asset Management Inc." after being connected with the operator. All callers are asked to dial in 10-15 minutes prior to the call so that name and company information can be collected. An archived replay of the call will be available shortly after the end of the conference call through March 28, 2017 to domestic callers by dialing (855) 859-2056 and to international callers by dialing +1 (404) 537-3406. For all replays, please reference Conference ID Number 81937683. An archived replay will also be available online in the "Investor Relations" section of FSAM's website under the "News & Events - Calendar of Events" section. For more information, please visit fsam.fifthstreetfinance.com.

About Fifth Street Asset Management Inc.

Fifth Street Asset Management Inc. (NASDAQ:FSAM) is a nationally recognized credit-focused asset manager. The firm has approximately $5 billion of assets under management across two publicly-traded business development companies, Fifth Street Finance Corp. (NASDAQ:FSC) and Fifth Street Senior Floating Rate Corp. (NASDAQ:FSFR), as well as multiple private investment vehicles. The Fifth Street platform provides innovative and customized financing solutions to small and mid-sized businesses across the capital structure through complementary investment vehicles and co-investment capabilities. With over an 18-year track record focused on disciplined credit investing across multiple economic cycles, Fifth Street is led by a seasoned management team that has issued billions of dollars in public equity, private capital and public debt securities. Fifth Street's national origination strategy, proven track record and established platform have allowed the firm to surpass $10 billion of loan commitments since inception. For more information, please visit fsam.fifthstreetfinance.com.

Forward-Looking Statements

This press release may contain, and certain oral statements made by our representatives from time to time may contain, forward-looking statements, because they relate to future events or our future performance or financial condition. Forward-looking statements may include statements as to the fees charged by FSAM to FSC and FSFR, FSAM’s future operating results, dividends by FSAM and business prospects of FSAM.  Words such as “believes,” “expects,” “seeks,” “plans,” “should,” “estimates,” “project,” and “intend” indicate forward-looking statements, although not all forward-looking statements include these words. These forward-looking statements involve assumptions, risks and uncertainties, all of which can change over time. Actual results could differ materially from those implied or expressed in these forward-looking statements for any reason.  Such factors are identified from time to time in FSAM’s filings with the Securities and Exchange Commission and include changes in the economy and the financial markets and future changes in laws or regulations, competitive conditions in the asset management industry and conditions in FSAM’s operating areas.  FSAM undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

CONTACT:	Investor Contact:

Robyn Friedman, Executive Director, Head of Investor Relations

(203) 681-3720

IR-FSAM@fifthstreetfinance.com

Media Contact:

James Golden / Aura Reinhard / Andrew Squire

Joele Frank Wilkinson Brimmer Katcher

(212) 355-4449

Exhibit A. Calculation of Adjusted Net Income and Adjusted Net Income after tax

Income before income tax benefit (provision) is the GAAP financial measure most comparable to Adjusted Net Income and net income (loss) is the GAAP financial measure most comparable to Adjusted Net Income after tax. The following table provides a reconciliation of net income (loss) and income before income tax benefit (provision) to Adjusted Net Income and Adjusted Net Income after tax (shown in thousands, except per share amounts):

	Three months ended December 31,		Year ended December 31,
	2016	2015	2016	2015
Net income (loss)	$(5,510)	$4,306	$(2,253)	$33,557
Provision for income taxes	890	1,555	9,349	5,046
Income (loss) before provision for income taxes	(4,620)	5,861	7,096	38,603
Adjustments:
Compensation-related charges (a)(b)(c)	10,273	1,666	18,732	6,111
(Gain) loss on extinguishment of MMKT Notes (d)	74	—	(2,519)	—
Unrealized (gain) loss on beneficial interests in CLOs (e)	72	489	(97)	1,080
Lease termination/abandonment charges (benefit) (f)	(144)	—	2,612	(72)
Adjustment of TRA liability for tax rate change (g)	—	—	(7,526)	—
Gain on extinguishment of debt (h)	—	—	(2,000)	—
Litigation and other non-recurring legal costs (i)	1,362	2,685	14,004	2,685
Loss on legal settlement (j)	—	—	9,250	—
Insurance recoveries (j)	(2,148)	—	(14,446)	—
Loss on investor settlement (k)	—	—	10,419	—
Realized loss on derivatives (l)	—	—	2,613	—
Distributions from equity method investments (m)	4,546	430	4,936	427
Adjusted Net Income (n)	9,415	11,131	43,074	48,834

Net loss attributable to MMKT (o)	(89)	261	1,932	1,136
Income tax provision - fully converted (p)	(3,211)	(3,324)	(15,875)	(18,330)
Tax receivable agreement benefit - fully converted (p)	939	1,138	3,972	4,621
Adjusted Net Income after tax	$7,054	$9,206	$33,103	$36,261

Weighted average shares outstanding - fully converted (q)	50,602	49,782	50,037	49,912
Adjusted Net Income after tax per Class A common share - fully converted(q)	$0.14	$0.18	$0.66	$0.73

_________________

(a)	For the quarters and years ended December 31, 2016 and 2015, this amount includes $3.2 million, $5.2 million, $0.3 million and $1.0 million, respectively, of amortization expense relating to the conversion and vesting of member interests in connection with our 2014 reorganization.
(b)	For the quarter and year ended December 31, 2016, this amount includes $2.8 million and $6.8 million, respectively, of amortization expense relating to stock-based compensation that was awarded to certain of our employees in connection with our 2014 IPO. For the quarter and year ended December 31, 2015, this amount includes $1.4 million and $5.1 million, respectively, of amortization expense relating to stock-based compensation that was awarded to certain of our employees in connection with our IPO.
(c)	For the quarter and year ended December 31, 2016, this amount includes $4.3 million and $6.7 million, respectively, of severance payments and retention bonuses.
(d)	Represents the (gain) loss that resulted from the settlement and cancellation of MMKT Notes.

(e)	Represents the change in fair value on our beneficial interests in CLOs on which we have elected the fair value option.
(f)	For the quarter ended December 31, 2016, this amount represents adjustments related to prior lease abandonment charges. For the year ended December 31, 2016, this amount represents non-recurring charges related to the abandonment of a portion of our office space at our corporate headquarters in Greenwich, CT. This amount is comprised of a $1.1 million loss representing the present value of the remaining contractual lease payments related to the vacated space (net of estimated sublease income), $2.8 million of accelerated depreciation and amortization, partially offset by a $0.9 million write-off of related deferred rent liabilities and $0.4 million of adjustments related to prior lease abandonment charges. For the year ended December 31, 2015, this amount includes non-recurring benefits for termination payments and related exit costs accrued at present value relating to our office leases.
(g)	Represents the reduction of payables to TRA recipients as a result of certain changes to Connecticut state tax law that were passed in May 2016 (effective January 1, 2016), which resulted in a lower state income tax rate.
(h)	Represents the loan forgiveness granted by the DECD as a result of achieving certain job milestones.
(i)	Represents the expenses incurred in connection with litigation and other non-recurring matters. For the quarter ended December 31, 2016, this amount is comprised $1.4 million of litigation-related costs. For the year ended December 31, 2016, this amount is comprised of $12.6 million of litigation-related costs and $1.4 million of other non-recurring costs.
(j)	These amounts relate to the FSAM class action lawsuit settlement in the amount of $9.3 million, which will be covered by insurance proceeds, as well as an additional $5.1 million of insurance recoveries related to professional fees incurred in connection with various legal matters.
(k)	Represents the loss recognized by us in connection with the premium paid on our and our principal stockholder's purchase of FSC shares in connection with the RiverNorth settlement.
(l)	Represents gains or losses on a warrant and swap agreement issued by us to RiverNorth in connection with the settlement.
(m)	Represents the excess of the cash dividends received from our investments in FSC and FSFR over the related income recognized under the equity method of accounting.
(n)	Adjusted Net Income is presented on a pre-tax basis.
(o)	Represents the net loss attributable to the operations of MMKT, a consolidated subsidiary of FSAM that was formed to develop technology related to the financial services industry, which was dissolved on December 30, 2016.
(p)	Based on our estimated statutory tax rate and includes an adjustment for tax benefits related to basis adjustments due to our IPO assuming conversion of all Fifth Street Holdings limited partnership interests into FSAM Class A common stock.
(q)	Presented with the assumption that 100% of the limited partnership interests in Fifth Street Holdings L.P. were converted on a one-for-one basis into shares of our Class A common stock.

Exhibit B. Consolidated Statements of Financial Condition as of December 31, 2016 and December 31, 2015

	As of
	December 31, 2016	December 31, 2015
Assets
Cash	$6,727,085	$17,185,204
Management fees receivable (includes Part I Fees of $4,837,944 and $(555,663) at December 31, 2016 and December 31, 2015, respectively)	15,346,566	4,879,785
Performance fees receivable	123,300	224,618
Insurance recovery receivable	9,250,000	—
Prepaid expenses (includes $620,794 and $676,789 related to income taxes at December 31, 2016 and December 31, 2015, respectively)	2,073,393	1,284,759
Investments in equity method investees	66,176,884	32,388,943
Beneficial interests in CLOs at fair value: (cost December 31, 2016: $24,138,496; cost December 31, 2015: $24,617,568)	23,155,062	23,537,629
Due from affiliates	3,405,921	3,943,384
Fixed assets, net	5,344,332	9,893,521
Deferred tax assets	42,415,143	51,217,957
Deferred financing costs	1,426,103	1,929,433
Other assets	3,355,072	3,976,420
Total assets	$178,798,861	$150,461,653
Liabilities and Equity
Liabilities
Accounts payable and accrued expenses	$5,260,511	$5,324,842
Accrued compensation and benefits	12,516,497	10,448,260
Income taxes payable	223,694	28,559
Loans payable (including $0 and $4,738,026 at December 31, 2016 and December 31, 2015, respectively, of MMKT Notes at fair value)	14,972,565	21,710,640
Legal settlement payable	9,250,000	—
Credit facility payable	102,000,000	65,000,000
Dividends payable	1,961,863	1,748,062
Due to affiliates	30,412	24,257
Deferred rent liability	2,079,354	3,146,210
Payable to related parties pursuant to tax receivable agreements	35,990,255	45,486,114
Total liabilities	184,285,151	152,916,944
Commitments and contingencies
Equity (deficit)
Preferred stock, $0.01 par value; 5,000,000 shares authorized; none issued and outstanding as of December 31, 2016 and December 31, 2015	—	—
Class A common stock, $0.01 par value 500,000,000 shares authorized; 6,602,374 and 5,822,672 shares issued and 6,602,374 and 5,798,614 shares outstanding as of December 31, 2016 and December 31, 2015, respectively	66,024	58,227
Class B common stock, $0.01 par value 50,000,000 shares authorized; 42,856,854 shares issued and outstanding as of December 31, 2016 and December 31, 2015	428,569	428,569
Additional paid-in capital	6,354,291	2,661,253
Accumulated deficit	(1,726,061)	(30,905)
	5,122,823	3,117,144
Less: Treasury stock, at cost: 24,058 shares as of December 31, 2015	—	(180,064)
Total stockholders' equity, Fifth Street Asset Management Inc.	5,122,823	2,937,080
Non-controlling interests	(10,609,113)	(5,392,371)
Total deficit	(5,486,290)	(2,455,291)
Total liabilities and equity (deficit)	$178,798,861	$150,461,653

Exhibit C. Consolidated Statements of Income for the Three Months and Years Ended December 31, 2016 and 2015

	For the Three Months Ended December 31,		For the Years Ended December 31,
	2016	2015	2016	2015
Revenues
Management fees (includes Part I Fees of $5,066,108 and $4,405,524 for the three months ended December 31, 2016 and 2015, respectively; $26,956,347 and $31,172,071 for the years ended December 31, 2016 and 2015, respectively)	$15,760,599	$19,378,996	$73,809,987	$88,473,650
Performance fees	(1,536)	145,167	123,300	224,618
Other fees	2,131,622	3,395,943	8,613,835	9,068,020
Total revenues	17,890,685	22,920,106	82,547,122	97,766,288
Expenses
Compensation and benefits	14,885,362	7,844,533	42,068,643	36,636,264
General, administrative and other expenses	5,827,796	7,336,105	30,634,338	17,887,419
Depreciation and amortization	288,118	438,536	4,213,637	1,693,080
Total expenses	21,001,276	15,619,174	76,916,618	56,216,763
Other income (expense)
Interest income	364,450	359,465	1,446,818	653,130
Interest expense	(1,244,322)	(805,990)	(4,589,318)	(2,143,817)
Income (expense) from equity method investments	(2,625,193)	(254,653)	929,348	(249,310)
Realized gain (loss) on settlement of MMKT Notes	(73,702)	—	2,519,049	—
Unrealized gain (loss) on beneficial interests in CLOs	(72,867)	(489,393)	96,506	(1,079,939)
Realized loss on beneficial interests in CLOs	—	(249,033)	—	(249,033)
Gain on extinguishment of debt	—	—	2,000,000	—
Adjustment of payable to related parties pursuant to TRA	—	—	7,525,901	—
Loss on legal settlement	—	—	(9,250,000)	—
Insurance recoveries	2,148,526	—	14,446,162	—
Realized loss on derivatives	—	—	(2,612,932)	—
Loss on investor settlement	—	—	(10,419,274)	—
Other income (expense), net	(5,832	—	(626,346)	122,000
Total other income (expense), net	(1,508,940)	(1,439,604)	1,465,914	(2,946,969)
Income before provision (benefit) for income taxes	(4,619,531)	5,861,328	7,096,418	38,602,556
Provision (benefit) for income taxes	890,097	1,555,588	9,349,790	5,045,703
Net income (loss)	(5,509,628)	4,305,740	(2,253,372)	33,556,853
Net (income) loss attributable to non-controlling interests	4,600,594	(5,482,974)	722,297	(31,179,732)
Net income (loss) attributable to Fifth Street Asset Management Inc.	$(909,034)	$(1,177,234)	$(1,531,075)	$2,377,121

Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Basic	$(0.14)	$(0.20)	$(0.25)	$0.40
Net income (loss) per share attributable to Fifth Street Asset Management Inc. Class A common stock - Diluted	$(0.14)	$(0.20)	$(0.27)	$0.40
Weighted average shares of Class A common stock outstanding - Basic	6,602,374	5,929,627	6,037,500	5,913,125
Weighted average shares of Class A common stock outstanding - Diluted	6,602,374	5,929,627	6,037,500	5,915,174